                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.     )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                                FDX CORPORATION
               (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ________________________________________________

     2)  Aggregate number of securities to which transaction applies:

         ________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ________________________________________________

     4)  Proposed maximum aggregate value of transaction:

         ________________________________________________

     5)  Total fee paid:

         ________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         ___________________________________________

     2)  Form, Schedule or Registration Statement No.:

         ___________________________________________

     3)  Filing Party:

         ___________________________________________

     4)  Date Filed:

         ___________________________________________

[LOGO OF FDX CORPORATION APPEARS HERE]
                                                        FDX CORPORATION
                                                        6075 POPLAR AVENUE
                                                        MEMPHIS, TENNESSEE 38119


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 28, 1998


To the Stockholders of FDX Corporation:

  Notice is hereby given that the Annual Meeting of Stockholders of FDX Corporation (the "Corporation") will be held at the Memphis Marriott, 2625 Thousand Oaks Boulevard, Memphis, Tennessee on Monday, September 28, 1998 at 10:00 a.m., Central Daylight Time, for the following purposes:

    1. To elect the Class III Directors to serve for the next three years;

    2. To approve an amendment to the Corporation's 1997 Stock
       Incentive Plan to provide for a stock option grant to the Corporation's outside Directors;

    3. To ratify the designation of Arthur Andersen LLP as independent auditors of the Corporation for fiscal year 1999;

    4. To consider and act upon a stockholder proposal to declassify the Corporation's Board of Directors; and

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on August 3, 1998 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          By order of the Board of Directors,


                                          /s/ Kenneth R. Masterson
                                          KENNETH R. MASTERSON
                                                 Secretary

August 13, 1998

  PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY OR VOTE YOUR SHARES THROUGH THE INTERNET OR THE TELEPHONE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THE ENCLOSED RETURN ENVELOPE REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, AS APPLICABLE.

FDX CORPORATION
6075 POPLAR AVENUE
MEMPHIS, TENNESSEE 38119                                   1998 PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FDX Corporation (the "Corporation") for use at the Annual Meeting of Stockholders to be held September 28, 1998. Shares represented at the meeting by the enclosed form of proxy will be voted by Mr. Kenneth R. Masterson, Executive Vice President, General Counsel and Secretary, or Mr. Alan B. Graf, Jr., Executive Vice President and Chief Financial Officer, in accordance with the directions noted thereon. If no direction is given, the shares will be voted FOR election of the Class III Directors, FOR proposals 2 and 3 and AGAINST proposal 4. You may also authorize Mr. Masterson or Mr. Graf to vote your shares by calling a toll-free telephone number or by using the Internet.

  A stockholder giving a proxy may revoke it before it is voted by giving written notice of such revocation to the Secretary of the Corporation or by executing a later dated proxy (including a proxy by telephone or the Internet). Attendance at the meeting by a stockholder who has given a proxy will not have the effect of revoking it unless the stockholder gives such written notice of revocation to the Secretary before the proxy is voted.

  Telephone and Internet voting provide convenient, cost-effective alternatives to returning your proxy card by mail. If you hold your shares through a broker or custodian, please check the voting form used by that firm to see if it offers telephone or Internet voting.

  The Corporation's confidential voting policy provides that stockholder proxies, ballots and voting materials that identify the votes of specific stockholders will be kept confidential, except (i) as required by law, including in connection with the pursuit or defense of legal or regulatory actions or proceedings; (ii) in the event a stockholder expressly requests disclosure; or (iii) during a contested election for the Board of Directors. In addition, the policy states that the tabulators and inspectors of election, who may be the Corporation's transfer agent or its employees, shall be independent and not the employees of the Corporation. The Corporation's transfer agent, First Chicago Trust Company of New York, will tabulate the votes, and a representative of the transfer agent will serve as inspector of election. Proxies will be returned in envelopes addressed to the transfer agent or collected through the Internet or telephone voting procedure and, except in the limited circumstances specified above, will not be seen by or reported to the Corporation.

  The Definitive Proxy Statement and accompanying form of proxy will be first sent or given to stockholders on or about August 17, 1998.

  The solicitation of proxies is made by the Corporation and the cost of solicitation will be borne by the Corporation. In addition to the solicitation of proxies by use of the mail, proxies may be solicited by directors, officers and regularly engaged employees of the Corporation. Brokers, nominees and other similar record holders will be requested to forward solicitation materials and will be reimbursed by the Corporation upon request for their out-of-pocket expenses. The Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $10,000 plus reimbursement of expenses.

  The Annual Report to Stockholders for the Corporation's fiscal year ended May 31, 1998, including financial statements, is enclosed. Such Annual Report is not a part of the proxy solicitation materials and is not incorporated herein by reference.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

  Only stockholders of record at the close of business on August 3, 1998 will be entitled to notice of and to vote at the meeting. Each share of Common Stock is entitled to one vote for the election of the Class III Directors and for all other matters before the meeting. As of August 3, 1998, the Corporation had outstanding 147,449,762 shares of Common Stock.

  A majority of the outstanding shares entitled to vote at the meeting will constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. Abstentions will be included in tabulations of the votes cast on the proposals presented in the same manner as votes cast against such proposals. Broker non-votes will not be counted either for or against the proposal when determining whether a particular proposal has been approved.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth the amount of the Corporation's Common Stock beneficially owned by each Director of the Corporation, each nominee to become a Director, each of the executive officers named in the Summary Compensation Table and by all Directors and executive officers as a group, as of August 3, 1998. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

                                         AMOUNT AND NATURE OF          PERCENT
NAME OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP          OF CLASS
------------------------                 --------------------          --------
Smith, Frederick W......................      10,275,496(/1/)            6.95%
Allen, Robert H.........................          23,408(/2/)               *
Cox, Robert L...........................          70,000(/3/)               *
DeNunzio, Ralph D.......................          22,000(/2/)               *
Estrin, Judith L........................          18,000(/4/)               *
Greer, Philip...........................          62,431(/2/)(/5/)          *
Hyde, J. R., III........................          58,000(/2/)(/6/)          *
Manatt, Charles T.......................          21,400(/2/)               *
Mitchell, George J......................           9,000(/7/)               *
Smart, Jackson W., Jr...................          62,468(/2/)(/8/)          *
Smith, Joshua I.........................           2,600(/9/)               *
Walsh, Paul S...........................           5,500(/10/)              *
Willmott, Peter S.......................         105,900(/2/)               *
Weise, Theodore L.......................         187,770(/11/)              *
Masterson, Kenneth R....................         147,900(/12/)              *
Graf, Alan B., Jr.......................         174,801(/13/)              *
Jones, Dennis H.........................         233,900(/14/)              *
All directors and executive officers as
 a group (20 persons)...................      11,865,305(/1/)-(/15/)     7.98%

--------
 (*) Less than 1% of issued and outstanding shares of Common Stock of the Corporation.

 (1) Includes 7,894,856 shares of Common Stock owned of record by Mr. Smith (representing 5.34% of the outstanding Common Stock), 2,070,640 shares of Common Stock owned of record by Frederick Smith Enterprise Company, Inc. ("Enterprise"), a family holding company, and 310,000 shares as to which Mr. Smith has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 3, 1998 under the Corporation's 1989, 1993, 1995 and 1997 Stock Incentive Plans. First Tennessee Bank, N.A., Memphis, Tennessee, as Trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise's outstanding stock and Mr. Smith owns 45% directly. Mr. Cox is a director of Enterprise.

 (2) Includes 10,000 and 8,000 shares, respectively, of Common Stock as to which each Director who is not also an employee of the Corporation has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 3, 1998 under the Corporation's 1989 and 1993 Stock Incentive Plans.

 (3) Includes 60,000 shares of Common Stock owned by RLC Family Partners LP, a limited partnership of which Mr. Cox is the sole general partner, and 2,000 and 8,000 shares, respectively, as to which Mr. Cox has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 3, 1998 under the Corporation's 1989 and 1993 Stock Incentive Plans, and excludes 8,000 shares owned by Mr. Cox's wife as to which Mr. Cox disclaims beneficial ownership.

 (4) Includes 8,000 and 8,000 shares, respectively, of Common Stock as to which Ms. Estrin has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 3, 1998 under the Corporation's 1989 and 1993 Stock Incentive Plans.

 (5) Excludes 28,862 shares of Common Stock owned of record and beneficially by members of Mr. Greer's family as to which Mr. Greer disclaims beneficial ownership.

 (6) Includes 8,000 shares of Common Stock owned by a family trust and members of Mr. Hyde's family.

 (7) Includes 6,000 shares of Common Stock as to which Mr. Mitchell has the right to acquire beneficial ownership through the exercise of stock options which will become vested within 60 days of August 3, 1998 under the Corporation's 1993 Stock Incentive Plan.

 (8) Includes 4,200 shares of Common Stock owned by Mr. Smart's wife.

 (9) Includes 2,000 shares of Common Stock as to which Mr. Smith has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 3, 1998 under the Corporation's 1993 Stock Incentive Plan.

(10) Includes 4,000 shares of Common Stock as to which Mr. Walsh has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 3, 1998 under the Corporation's 1993 Stock Incentive Plan.

(11) Includes 70,800 shares of Common Stock as to which Mr. Weise has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 3, 1998 under the Corporation's Stock Incentive Plans and 3,454 shares owned by members of Mr. Weise's family.

(12) Includes 97,900 shares of Common Stock as to which Mr. Masterson has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 3, 1998 under the Corporation's Stock Incentive Plans.

(13) Includes 109,300 shares of Common Stock as to which Mr. Graf has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 3, 1998 under the Corporation's Stock Incentive Plans.

(14) Includes 167,128 shares of Common Stock as to which Mr. Jones has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 3, 1998 under the Corporation's Stock Incentive Plans.

(15) Includes 1,176,742 shares of Common Stock as to which the Directors and executive officers as a group, have the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of August 3, 1998 under the Corporation's Stock Incentive Plans.

  Listed below are certain persons who owned beneficially, as of March 31, 1998 (February 28, 1998 in the case of Southeastern), more than five percent of the Corporation's Common Stock. This information is copied from the latest
Schedule 13G or 13F filed by these beneficial owners with the Securities and Exchange Commission.

                                                  AMOUNT AND NATURE OF PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP OF CLASS
------------------------------------              -------------------- --------
Brinson Partners, Inc............................      11,739,895(/1/)   8.0%
 209 South LaSalle Street
 Chicago, Illinois 60604
Southeastern Asset Management, Inc...............       9,874,720(/2/)   6.7
 6075 Poplar Avenue, Suite 900
 Memphis, Tennessee 38119
PRIMECAP Management Company......................       7,371,700(/3/)   5.0
 225 South Lake Avenue
 Pasadena, California 91101

--------
(1) Brinson Partners, Inc., a registered investment advisor, shared investment discretion and voting power with respect to the shares with Brinson Trust Company, its subsidiary, and UBS (USA) Inc. and UBS AG, its parent companies, all of which are affiliates of Brinson Partners, Inc. Neither Brinson Partners, Inc. nor any of its affiliates disclaimed beneficial ownership of any such shares.

(2) Southeastern Asset Management, Inc. ("Southeastern"), a registered investment advisor, exercised sole investment discretion over 5,830,020 of the aggregate shares, and shared investment discretion with respect to 3,974,800 shares with Longleaf Partners Fund, a series of Longleaf Partners Funds Trust, an open-end registered investment management company. Southeastern had sole power to vote or direct the vote with respect to 5,110,220 of the aggregate shares, and shared voting power over 3,974,800 shares with Longleaf Partners Fund. Neither Southeastern nor Longleaf Partners Fund had the power to vote or to direct the vote of the remaining shares. Southeastern does not disclaim beneficial ownership of any such shares; however, Mr. O. Mason Hawkins, Chairman and Chief Executive Officer of Southeastern, disclaims beneficial ownership of all of the shares in the event he is or could be deemed to be a controlling person of Southeastern as a result of his official positions with Southeastern or his ownership of its voting securities.

(3) PRIMECAP Management Company, a registered investment advisor, exercised sole investment discretion and sole voting power with respect to the shares, and does not disclaim beneficial ownership of any such shares.

                             ELECTION OF DIRECTORS
                               (PROPOSAL NO. 1)

  At the date of the Annual Meeting, the Board of Directors will consist of thirteen members, divided into three classes. Four nominees (the "Class III Directors") are to be elected, at least by a plurality vote, at this Annual Meeting to serve for a term of three years and until their successors are elected and qualified. The remaining Directors will continue to serve as set forth below, with four Directors (the "Class I Directors") having terms expiring at the 1999 Annual Meeting and five Directors (the "Class II Directors") having terms expiring at the 2000 Annual Meeting. Each of the nominees for election as Class III Directors is now a director of the Corporation. Each nominee has consented to being named in this Proxy Statement and agreed to serve if elected. The proxy holders will vote the proxies received by them for the four Class III nominees or, in the event of a contingency not presently foreseen, for different persons as substitutes therefor unless authority is withheld.

  The following table sets forth, with respect to each nominee and each Director continuing to serve, his or her name, age, principal occupation and employment during the past five years, the year in which he or she first became a Director of the Corporation and directorships held in other corporations.

                           NOMINEES FOR ELECTION AS
                     CLASS III DIRECTORS FOR A THREE-YEAR
                   TERM EXPIRING AT THE 2001 ANNUAL MEETING

DIRECTOR, YEAR
FIRST
ELECTED AS                                 PRINCIPAL OCCUPATION,
DIRECTOR            AGE                  BUSINESS AND DIRECTORSHIPS
--------------      ---                  --------------------------
Judith L. Estrin     43 Senior Vice President and Chief Technology Officer of Cisco
    1989                Systems, Inc., a networking systems company, since April
                        1998; President and Chief Executive Officer of Precept
                        Software, Inc., a computer software company, from March 1995 to April 1998; Consultant from September 1994 to March 1995;
                        Chief Executive Officer and President of Network Computing
                        Devices, Inc., a corporation that supplies display stations for network computing environments, from September 1993 to
                        September 1994; Executive Vice President of Network
                        Computing Devices, Inc. from July 1988 to September 1993.
                        Director, Rockwell International Corporation, Sun
                        Microsystems, Inc. and The Walt Disney Company.
Philip Greer         62 Senior Managing Director of Weiss, Peck & Greer, L.L.C., an
    1974                investment management firm, since 1995; General Partner of
                        Weiss, Peck & Greer from 1970 to 1995. Director, Network
                        Computing Devices, Inc. and The Robert Mondavi Corporation.
J. R. Hyde, III      55 President of Pittco, Inc., an investment company, since
    1977                April 1989; Chairman of AutoZone, Inc., an auto parts retail chain, from May 1986 to March 1997; Chief Executive Officer of AutoZone, Inc. from May 1986 to December 1996. Director,
                        AutoZone, Inc.
Frederick W. Smith   53 Chairman, President and Chief Executive Officer of the
    1971                Corporation since January 1998; Chairman of Federal Express
                        Corporation since 1975; Chairman, President and Chief
                        Executive Officer of Federal Express Corporation from 1983 to January 1998; Chief Executive Officer of Federal Express
                        Corporation from 1977 to January 1998; President of Federal
                        Express Corporation from 1971 to 1975.

                     CLASS I DIRECTORS CONTINUING IN OFFICE
                 WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING

DIRECTOR, YEAR FIRST                          PRINCIPAL OCCUPATION,
ELECTED AS DIRECTOR    AGE                  BUSINESS AND DIRECTORSHIPS
--------------------   ---                  --------------------------
Robert H. Allen         70 Private Investor and Managing Partner, Challenge Investment
    1977                   Partners, an investment firm, since May 1993. Director, Gulf
                           Canada Resources Ltd., Gulf Indonesia Resources Ltd., and
                           University of Texas Investment Management Company. Trustee,
                           Baylor College of Medicine. Regent, Texas A&M University
                           System.
Robert L. Cox           62 Partner, Waring Cox, a law firm, for more than the past five
    1993                   years; Secretary of Federal Express Corporation from June
                           1971 to September 1993.
Paul S. Walsh           43 Chairman, President and Chief Executive Officer of The
    1996                   Pillsbury Company, a wholly-owned subsidiary of Diageo PLC, a consumer food and beverage company, since April 1996;
                           Chief Executive Officer of The Pillsbury Corporation from
                           January 1992 to April 1996. Director, Ceridian Corporation
                           and Diageo PLC.
Peter S. Willmott       61 Chairman and Chief Executive Officer of Willmott Services,
    1974                   Inc., a retail and consulting firm, since June 1989; Chief
                           Executive Officer and President of Zenith Electronics
                           Corporation, an electronics manufacturing company, from July
                           1996 to January 1998; President and Chief Operating Officer
                           of Federal Express Corporation from September 1980 to May
                           1983; Executive Vice President of Federal Express
                           Corporation from 1977 to 1980; Senior Vice President-Finance and Administration of Federal Express Corporation from 1974 to 1977. Director, Zenith Electronics Corporation and
                           Security Capital Group Incorporated.

                    CLASS II DIRECTORS CONTINUING IN OFFICE
                 WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING

Ralph D. DeNunzio       66 President of Harbor Point Associates, Inc., a private
    1981                   investment and consulting firm, since October 1987.
                           Director, AMP Incorporated, Harris Corporation and NIKE,
                           Inc.
Charles T. Manatt       62 Chairman, Manatt, Phelps & Phillips, a law firm, for more
    1989                   than the past five years. Director, ICN Pharmaceuticals,
                           Inc. and COMSAT Corporation.
George J. Mitchell      64 Special Counsel to Verner, Liipfert, Bernhard, McPherson and
    1995                   Hand, a law firm, since January 1995; Member of the United
                           States Senate from May 1980 to January 1995. Director,
                           Starwood Lodging Trust, The Walt Disney Company, UNUM
                           Corporation and Xerox Corporation.
Jackson W. Smart, Jr.   67 Chairman, Executive Committee, First Commonwealth, Inc., a
    1976                   managed dental care company, since January 1996; Chairman
                           and Chief Executive Officer of MSP Communications, Inc., a
                           radio broadcasting company, from October 1988 to December
                           1997. Trustee, Goldman Sachs Money Market Trust, Goldman
                           Sachs Trust and Goldman Sachs Equity Portfolios Inc.
                           Director, First Commonwealth, Inc. and Evanston Northwestern
                           Healthcare.
Joshua I. Smith         57 Chairman, President and Chief Executive Officer of The
    1989                   MAXIMA Corporation, an information and data processing firm, since 1978. The MAXIMA Corporation filed for reorganization in federal bankruptcy court in June 1998. Director, The
                           Allstate Corporation, Caterpillar, Inc. and Inland Steel
                           Industries, Inc.

                            MEETINGS AND COMMITTEES

  The Board of Directors of the Corporation conducted six regular meetings and two special meetings during fiscal 1998. Each Director attended at least 75% of the meetings of the Board and any committees on which he or she served. This report of attendance includes the attendance of the Directors at meetings of the Board of Directors and committees of both Federal Express Corporation and the Corporation during fiscal 1998. In January 1998 the Corporation became the holding company for Federal Express Corporation. All of the Directors of the Corporation were previously Directors of Federal Express Corporation and the committee memberships remained the same.

  The Board of Directors has an Audit Committee and a Compensation Committee. The members of the Audit Committee are Philip Greer (Chairman), Robert L. Cox, Judith L. Estrin, George J. Mitchell, Joshua I. Smith and Peter S. Willmott. The basic responsibilities of the Audit Committee, as approved by the Board of Directors, are to review significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures; to ascertain the existence of effective accounting and internal control systems; to oversee the entire audit function, both internal and independent; and to provide an effective communication link between the auditors (internal and independent) and the Board of Directors. The Audit Committee met nine times during fiscal 1998.

  The members of the Compensation Committee are Jackson W. Smart, Jr. (Chairman), Robert H. Allen, Ralph D. DeNunzio, J. R. Hyde, III, Charles T. Manatt and Paul S. Walsh. The Compensation Committee determines the salaries, bonuses and other remuneration and terms and conditions of employment of the officers of the Corporation, administers the Corporation's Stock Incentive and Restricted Stock Plans, oversees the administration of the Corporation's employee benefit plans covering employees generally and makes recommendations to the Board of Directors with respect to the Corporation's compensation policies. The Compensation Committee held seven meetings in fiscal 1998. The Board of Directors does not have a nominating committee.

                           COMPENSATION OF DIRECTORS

  For fiscal 1999, outside Directors are to be paid a quarterly retainer of $10,000, $2,000 for each meeting of the Board attended and $1,200 for each committee meeting which they attend. Committee chairmen will be paid an additional annual fee of $8,000. In addition, outside Directors are granted an option under the Corporation's 1993 Stock Incentive Plan for 2,000 shares of Common Stock on each of the five consecutive Annual Meeting dates beginning September 26, 1994. Outside Directors will also be granted an option under the Corporation's 1997 Stock Incentive Plan (assuming approval of the amendment to the 1997 Stock Incentive Plan by the stockholders at this Annual Meeting) for 2,000 shares of Common Stock on September 28, 1998 and for 4,000 shares on each of the four consecutive Annual Meeting dates beginning September 27, 1999. Officers of the Corporation receive no compensation for serving as Directors.

  At its July 1997 meeting, the Board of Directors of Federal Express Corporation voted to freeze the Corporation's Retirement Plan for Outside Directors, i.e., no further benefits will be earned under such Plan. This Plan is unfunded and benefits provided thereunder are payable out of the assets of the Corporation as a general, unsecured obligation of the Corporation.

  Concurrent with the freeze, the Board amended the Plan to accelerate the vesting of the benefits for each outside Director who was not yet vested under the Plan. In general, each Director is entitled to a retirement benefit beginning as of the first day of the fiscal quarter of the Corporation next following the date of termination of his or her directorship or the date such Director attains age 60, whichever is later. The benefit is an annual amount, payable as a lump-sum distribution or in quarterly installments for no less than ten years and no more than fifteen years depending upon years of service, equal to 10% for each year of service up to 100% of the annual retainer fee being paid to the outside Director at the time the Plan is frozen. Each outside Director then serving on the Board, who was not yet vested (three Directors), will now receive a benefit equal to 10% for each year of service up to the date the Plan was frozen. The remaining outside Directors will receive their benefits based on their years of service and annual retainer at the time the Plan was frozen. Once all benefits are paid from the Plan, it will be terminated. The Board has established a policy that a Director must retire immediately before the Corporation's annual meeting of stockholders during the calendar year in which the Director attains age 72.

  The Board of Directors has also adopted a guideline for stock ownership establishing a goal that each outside Director own shares in the Corporation valued at five times the annual retainer fee ($200,000) by the end of the first quarter of fiscal year 2000. At current stock prices, this goal represents approximately 3,316 shares. Vested stock options are not counted as stock ownership under the guideline. Eight of the Corporation's outside Directors already own sufficient shares to comply with this guideline. The Board of Directors believes significant stock ownership by outside Directors further aligns their interests with that of the Corporation's stockholders.

                          SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation awarded to, earned by or paid to the Corporation's chief executive officer and its four other most highly-compensated executive officers for services rendered in all capacities during the fiscal years ended May 31, 1998, 1997 and 1996.

                                                                            LONG TERM COMPENSATION
                                                                        -------------------------------
                                  ANNUAL COMPENSATION                          AWARDS          PAYOUTS
                              --------------------------------------    --------------------- ---------
                                                                        RESTRICTED SECURITIES
                                                        OTHER ANNUAL      STOCK    UNDERLYING   LTIP     ALL OTHER
NAME AND PRINCIPAL            SALARY   BONUS            COMPENSATION     AWARD(S)   OPTIONS/   PAYOUTS  COMPENSATION
POSITION                 YEAR   ($)     ($)                 ($)           ($)(1)    SARs (#)     ($)       ($)(2)
------------------       ---- ------- -------           ------------    ---------- ---------- --------- ------------
Frederick W. Smith...... 1998 927,912 875,000             227,688(/3/)         --   350,000   1,246,000    32,279
 Chairman, President and 1997 805,000 213,000             221,359(/3/)         --        --   1,125,000    19,655
 Chief Executive Officer 1996 745,833      --             131,742(/3/)         --        --   1,200,000    24,174
 FDX Corporation
Theodore L. Weise....... 1998 665,322 497,831(/4/)        491,888(/5/)    693,125    20,000     437,035    22,153
 President and Chief     1997 569,896 147,705(/4/)        614,545(/5/)    838,000    30,000     329,531    14,024
 Executive Officer       1996 449,604  37,500(/4/)        974,734(/5/)  1,333,500    11,500     352,388    12,947
 Federal Express
 Corporation
Kenneth R. Masterson.... 1998 554,593 590,889(/4/)        420,361(/5/)    519,844     4,000     456,283    18,520
 Executive Vice          1997 476,344 148,084(/4/)(/6/)   614,545(/5/)    838,000    25,000     342,000    11,487
 President,              1996 396,688  37,500(/4/)        764,729(/5/)  1,044,500    11,500     364,875    10,743
 General Counsel and
 Secretary
 FDX Corporation
Alan B. Graf, Jr........ 1998 527,448 472,579(/4/)        368,659(/5/)    519,844        --     445,775    15,818
 Executive Vice          1997 451,526 102,970(/4/)        614,545(/5/)    838,000    45,000     334,269    10,304
 President               1996 375,421  25,000(/4/)        843,160(/5/)  1,152,875    11,500     362,250    10,312
 and Chief Financial
 Officer
 FDX Corporation
Dennis H. Jones......... 1998 493,998 409,528(/4/)        368,659(/5/)    519,844     4,000     302,155    17,277
 Executive Vice          1997 421,998 101,580(/4/)(/6/)   614,545(/5/)    838,000    40,000     273,094    10,083
 President               1996 367,419      --             658,956(/5/)    900,000    11,500     364,988     9,673
 and Chief Information
 Officer
 FDX Corporation

--------
(1) The amounts in the above table represent the closing market value of the shares awarded at the date of grant. At May 29, 1998, the number and value of the aggregate restricted stock holdings of the named executive officers were as follows:

     NAME                                       NUMBER OF SHARES HELD   VALUE
     ----                                       --------------------- ----------

     F.W. Smith................................            --                 --
     T.L. Weise................................        42,700         $2,738,138
     K.R. Masterson............................        33,000          2,116,125
     A.B. Graf, Jr.............................        37,200          2,385,450
     D.H. Jones................................        33,000          2,116,125


     The restrictions on the shares awarded to Mr. Weise lapse ratably over five years after the date of award with respect to 13,500 shares granted in October 1995 and 7,200 shares granted in April 1996 and over four years with respect to 12,000 shares granted in February 1997 and 10,000 shares granted in March 1998. The restrictions on the shares awarded to Mr. Masterson lapse ratably over five years after the date of award with respect to 13,500 shares granted in December 1995 and over four years after the date of award with respect to 12,000 shares granted in February 1997 and 7,500 shares granted in March 1998. The restrictions on the shares awarded to Mr. Graf lapse ratably over five years after the date of award with respect to 13,500 shares granted in October 1995 and 4,200 shares granted in April 1996 and over four years after the date of award with respect to 12,000 shares granted in February 1997 and 7,500 shares granted in March 1998. The restrictions on the shares awarded to Mr. Jones lapse ratably over five years after the date of award with respect to 13,500 shares granted in October 1995 and over four years with respect to 12,000 shares granted in February 1997 and 7,500 shares granted in March 1998.

    Holders of restricted shares are entitled to receive any dividends declared on such shares. The Corporation has never declared a dividend on its shares because its policy has been to reinvest earnings in the businesses of the Corporation.

(2) These amounts represent profit sharing payments to the named executive officers and contributions under Federal Express Corporation's Profit Sharing Plan.

(3) Of the amounts shown for 1998, 1997 and 1996, $150,658, $152,528 and
    $95,174, respectively, represent personal use of corporate aircraft treated as taxable income to Mr. Smith. Of the amounts shown for 1998 and 1997, $71,228 and $62,497, respectively, are for financial counseling.

(4) The amounts shown for 1998 represent annual performance bonuses received by each officer under the Corporation's annual performance bonus plan; bonuses received by Messrs. Weise, Masterson, Graf and Jones for promotion; and special recognition awards received by Messrs. Masterson, Graf and Jones. The amounts shown for 1997 represent annual performance bonuses received by each officer under Federal Express Corporation's annual performance bonus plan; bonuses received by Messrs. Weise, Masterson and Graf for promotion to Executive Vice President; and, in the case of Mr. Masterson, an additional special recognition award. The amounts shown for 1996 represent bonuses received by each officer upon promotion to Executive Vice President and, in the case of Mr. Masterson, an additional special recognition award. No amounts are included for annual performance bonuses because no such bonuses were awarded for fiscal 1996.

(5) The amounts shown for Messrs. Weise, Graf and Jones in 1998 represent tax reimbursements related to restricted stock awards. Of the amount shown for Mr. Masterson for 1998, $368,659 represents tax reimbursements related to restricted stock awards. The amounts shown for Messrs. Weise, Masterson, Graf and Jones in 1997 and 1996 represent tax reimbursements related to restricted stock awards.

(6) This amount includes $25,000 from a Five Star Award, Federal Express Corporation's highest special achievement award.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table sets forth information regarding grants of stock options during the fiscal year ended May 31, 1998 made to the named executive officers under the Corporation's Stock Incentive Plans. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options, which would result in stock prices of approximately $86.13 and $137.14, respectively, for the options with an exercise price of $52.875; $104.66 and $166.65, respectively, for the options with an exercise price of $64.25; and $96.21 and $153.19, respectively, for the options with an exercise price of $59.0625. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercise and Common Stock holdings depend on the future performance of the Corporation's Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                       INDIVIDUAL GRANTS
                         ----------------------------------------------
                                                                         POTENTIAL REALIZABLE
                                                                           VALUE AT ASSUMED
                          NUMBER OF    % OF TOTAL                       ANNUAL RATES OF STOCK
                          SECURITIES  OPTIONS/SARs EXERCISE             PRICE APPRECIATION FOR
                          UNDERLYING   GRANTED TO   OR BASE                  OPTION TERM
                         OPTIONS/SARs EMPLOYEES IN   PRICE   EXPIRATION ----------------------
NAME                     GRANTED (#)  FISCAL YEAR  ($/SH)(*)    DATE      5% ($)     10% ($)
----                     ------------ ------------ --------- ---------- ---------- -----------
F.W. Smith..............   150,000       12.31     $ 52.875   06/02/07  $4,988,250 $12,639,750
                           200,000       16.41        64.25   01/27/08   8,082,000  20,480,000
T.L. Weise..............    20,000        1.64        64.25   01/27/08     808,200   2,048,000
K.R. Masterson..........     4,000         .33      59.0625   07/09/07     148,590     376,510
A.B. Graf, Jr...........        --          --           --         --          --          --
D.H. Jones..............     4,000         .33      59.0625   07/09/07     148,590     376,510

--------
(*) The option exercise price was the fair market value of the Corporation's
    Common Stock at the date of grant of the option. The options granted to Messrs. Jones, Weise and Masterson and the option grant to Mr. Smith expiring 1/27/08 are subject to a vesting schedule as follows: 25% after one year from the date of grant; 50% after two years; 75% after three years; and 100% after four years. The options granted to Mr. Smith expiring 06/02/07 are subject to a vesting schedule as follows: 20% after one year from the date of grant; 40% after two years; 60% after three years; 80% after four years; and 100% after five years. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. During the fiscal year ended May 31, 1998, options for a total of 1,218,772 shares were granted to various employees of the Corporation and its subsidiaries.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

  The following table summarizes for each of the named executive officers certain information relating to stock options exercised by them during the fiscal year ended May 31, 1998. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on May 29, 1998, which was $64.5625 per share. These values, unlike the amounts set forth in the column "Value Realized," have not been, and may never be, realized. Such options have not yet been, and may not ever be, exercised and actual gains, if any, upon exercise will depend on the value of the Corporation's Common Stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not yet vested.

                                                   NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY
                           SHARES                 OPTIONS/SARs AT FY-END    OPTIONS/SARs AT FY-END
                         ACQUIRED ON    VALUE               (#)                       ($)
                          EXERCISE    REALIZED   ------------------------- -------------------------
NAME                         (#)         ($)     EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- ----------- ----------- ------------- ----------- -------------
F.W. Smith..............   405,000   $14,605,313   220,000      430,000    $6,892,500   $4,204,375
T.L. Weise..............    62,302     2,682,103    35,700      102,300       986,525    2,414,631
K.R. Masterson..........        --            --    67,550       73,050     2,073,744    1,992,038
A.B. Graf, Jr...........    32,600     1,311,131    81,350      104,650     2,546,675    2,982,169
D.H. Jones..............     9,572       397,316   138,178      105,250     4,754,985    2,887,044

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

  The following table sets forth estimates of the possible future payouts to each of the named executive officers under the Corporation's long-term performance bonus plans.

                           NUMBER OF PERFORMANCE
                            SHARES,   OR OTHER   ESTIMATED FUTURE PAYOUTS UNDER
                           UNITS OR    PERIOD      NON-STOCK PRICE-BASED PLANS
                             OTHER      UNTIL    -------------------------------
                            RIGHTS   MATURATION  THRESHOLD   TARGET    MAXIMUM
NAME                          (#)     OR PAYOUT  ($ OR #)   ($ OR #)   ($ OR #)
----                       --------- ----------- --------- ---------- ----------
F.W. Smith................    N/A      5/31/99   $500,000  $1,000,000 $1,500,000
                              N/A      5/31/00    500,000   1,000,000  1,500,000
                              N/A      5/31/01    750,000   1,500,000  2,250,000
T.L. Weise................    N/A      5/31/99    300,000     600,000    900,000
                              N/A      5/31/00    375,000     750,000  1,125,000
                              N/A      5/31/01    450,000     900,000  1,350,000
K.R. Masterson............    N/A      5/31/99    275,000     550,000    825,000
                              N/A      5/31/00    325,000     650,000    975,000
                              N/A      5/31/01    375,000     750,000  1,125,000
A.B. Graf, Jr.............    N/A      5/31/99    275,000     550,000    825,000
                              N/A      5/31/00    325,000     650,000    975,000
                              N/A      5/31/01    375,000     750,000  1,125,000
D.H. Jones................    N/A      5/31/99    208,334     416,667    625,001
                              N/A      5/31/00    291,667     583,334    875,001
                              N/A      5/31/01    375,000     750,000  1,125,000

  In 1996, the Compensation Committee (the "Committee") established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal year 1998 if the Corporation achieves certain earnings per share targets established by the Committee with respect to the three-fiscal year period 1996 through 1998. The Committee has established similar plans for the three-fiscal year periods 1997 through 1999, 1998 through 2000 and 1999 through 2001, which provide opportunities for 1999, 2000 and 2001, respectively, if certain earnings per share targets are achieved with respect to those periods. No amounts can be earned for the 1997 through 1999, 1998 through 2000 and 1999 through 2001 plans until 1999, 2000 and 2001, respectively, since achievement of the earnings per share objectives can only be determined following the conclusion of the applicable three-fiscal year period. Each successive plan has earnings per share targets which are higher than the previous plans.

  Under each plan, the average percentage of an individual's achievement of individual objectives under the Corporation's annual performance bonus plan (discussed on page 14 of the Proxy Statement) for the three-fiscal year period of each of the long-term performance bonus plans will be used as an individual performance measure when calculating individual bonuses, except for Mr. Smith whose payout will be determined by the Compensation Committee. The estimated individual future payouts set forth in the table above are set dollar amounts ranging from threshold amounts if the objectives are minimally achieved, up to maximum amounts if the plan targets are substantially exceeded. Individual bonuses may be adjusted downward from these amounts if the individual's average individual achievement percentage is less than 100% for the three-fiscal year period of each of the plans. There can be no assurance that the estimated future payouts shown in this table will be achieved.

                              PENSION PLAN TABLE

  The following table shows the estimated annual pension benefits payable to participants upon retirement on a single life annuity basis in specified remuneration classes and years of credited service under the Federal Express Corporation Employees' Pension Plan and the Federal Express Corporation Retirement Parity Pension Plan which provides 100 percent of the benefit that would otherwise be denied certain participants by reason of Internal Revenue Code limitations on qualified plan benefits. The benefits listed in the table are not subject to any reduction for Social Security or other offset amounts.

                                                YEARS OF SERVICE
                                ------------------------------------------------
REMUNERATION                       10       15       20        25         30
------------                    -------- -------- -------- ---------- ----------
$  500,000..................... $100,000 $150,000 $200,000 $  250,000 $  250,000
   700,000.....................  140,000  210,000  280,000    350,000    350,000
   900,000.....................  180,000  270,000  360,000    450,000    450,000
 1,100,000.....................  220,000  330,000  440,000    550,000    550,000
 1,300,000.....................  260,000  390,000  520,000    650,000    650,000
 1,500,000.....................  300,000  450,000  600,000    750,000    750,000
 1,700,000.....................  340,000  510,000  680,000    850,000    850,000
 1,900,000.....................  380,000  570,000  760,000    950,000    950,000
 2,100,000.....................  420,000  630,000  840,000  1,050,000  1,050,000

  The remuneration specified in the Pension Plan Table includes Salary and Bonus as reported in the Summary Compensation Table (p. 9). Since the covered compensation is the average over the five-year period preceding retirement, the amount differs from that set forth in the Summary Compensation Table and is stated below together with the years of credited service achieved.

                                                                        YEARS OF
NAME                                               COVERED COMPENSATION SERVICE
----                                               -------------------- --------
F.W. Smith........................................       $974,039          26
T. L. Weise.......................................        601,328          26
K. R. Masterson...................................        520,607          18
A. B. Graf, Jr....................................        481,980          18
D. H. Jones.......................................        462,386          23

                    REPORT ON EXECUTIVE COMPENSATION OF THE
               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The compensation of the Corporation's executives comprises three basic components: base salary, annual and long-term performance bonus plans, and long-term equity incentives. The Compensation Committee (the "Committee") of the Board of Directors determines the compensation of the executive officers of the Corporation, approves the objectives for the annual and long-term performance bonus plans, establishes the funding of the plans, determines the awards of long-term equity incentives and the individuals to whom such awards are made, and recommends to the Board of Directors the compensation of the chief executive officer of the Corporation.

  Base Salary. The establishment of competitive base compensation for the Corporation's executives is the primary objective in setting base salaries. The starting point for this process is to determine the relative importance of an executive officer's position, the extent of accountability of the position and the skills required to perform the duties of the position. The Committee believes that general industry is an appropriate comparison category in determining competitive compensation because the Corporation's executives can be recruited from, and by, businesses outside the Corporation's industry peer group. In its 1998 executive compensation review, the Committee considered compensation survey information published by two major consulting firms and compensation information on the FDX officers and top officers of other companies available from a group of companies in general industry with annual sales in excess of $10 billion. Base salaries are generally targeted at the 75th percentile of base salaries for comparable positions in the comparison surveys mentioned above.

  None of the factors mentioned above is given any particular weight in determining base compensation. Other factors may also influence such determination, such as the relative extent of an individual's experience or a desire to retain a valuable executive. The Committee's target for Mr. Smith is the 75th percentile as is the case with the other executive officers. Mr. Smith's base salary was increased in 1998; however, his base salary remains below the market median of base salaries of chief executive officers in the comparison surveys.

  Performance Bonus Plans. For the first eight months of fiscal year 1998, bonuses were based on the degree of attainment of both corporate and individual goals for the year for management and certain professional employees. Each position eligible for such bonus, including all executive officers but excluding Mr. Smith, is assigned a number of points based on salary grade. Individual objectives for each position are established and points are allocated to the objectives by each participant and his or her immediate superior. A participant earns points by achieving his or her individual objectives. The amount of a participant's bonus is determined by the number of points earned, multiplied by the dollar value, if any, assigned to each point by the Committee according to the extent of achievement of plan objectives.

  If both the individual and plan objectives are achieved, the plan is designed to produce a bonus ranging, on a sliding scale, from a threshold amount if the plan objectives are minimally achieved up to a maximum amount if such objectives are substantially exceeded. For 1998, the threshold bonus target was established at an amount which, when added to base salary, could be less than the 50th percentile of total salary and bonus for comparable positions in the comparison surveys discussed above under Base Salary. Thus, total salary and bonus for executive officers (assuming achievement of all individual objectives) is designed to range from less than the 50th percentile up to the 75th percentile of total salary and bonus for comparable positions in the comparison surveys according to the degree to which plan objectives are met or exceeded.

  For the balance of the fiscal year following the transaction in which Federal Express Corporation and Caliber System, Inc. became wholly-owned subsidiaries of the Corporation (February 1, 1998 through May 31, 1998), bonus targets were established as a percent of pay based on pay level. The bonus amount was converted to the point system by dividing the bonus by a dollar target per point. The target points were then converted to a monthly point value and divided by the number of months at the Corporation for the remainder of the fiscal year (four months for the majority of employees) to arrive at a monthly point value. The newly calculated Corporation points were then added to the previous eight months of Federal Express Corporation points. The amount of bonus was determined in the same manner as described above; that is, the number of points earned was multiplied by the dollar value.

  The plan objectives established for 1998 were (i) a pretax income goal and
(ii) an internal measure reflecting a targeted level of service quality. Bonuses were awarded for 1998 because plan targets for pretax income were exceeded.

  Mr. Smith's bonus is not determined by a number of points specifically assigned to his position as is the case with other management personnel, but by whether corporate business plan objectives are met or exceeded. If such objectives are met, the Committee determines and recommends to the Board of Directors a bonus which, when combined with base salary, may be up to the 75th percentile of total salary and bonus for chief executive officers in the comparison surveys discussed above under Base Salary. Mr. Smith received an annual bonus of $875,000 for 1998.

  In 1996, the Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal year 1998 if the Corporation achieves certain earnings per share targets established by the Committee with respect to the three-fiscal year period 1996 through 1998. Bonuses were awarded under the long-term plan in 1998 to upper management, including the named executive officers, based on achievement of above plan performance for the three-fiscal year period. The Committee has established similar plans for the three-fiscal year periods 1997 through 1999, 1998 through 2000 and 1999 through 2001 providing bonus opportunities for 1999, 2000 and 2001, respectively, if certain earnings per share targets are achieved with respect to those periods. The Long-Term Incentive Plans table on page 12 of this Proxy Statement sets forth the estimated future payouts for the named individuals under these plans if the three-year earnings per share objectives are achieved.

  Long-Term Equity Incentives. Stock options were granted as long-term incentives in 1998 to certain key employees of the Corporation, including executive officers, under certain of the Corporation's Stock Incentive Plans. Under the terms of the plans, the Corporation may grant options to key employees (determined by the Committee) to purchase such number of shares of the Common Stock of the Corporation as is determined by the Committee.

  The number of shares for which options are granted to executive officers is generally determined by the Committee based on the respective officer's senior officer status. However, no set criteria are used and other factors may influence the Committee's determination with respect to the number of shares granted, such as the promotion of an individual to a higher position, a desire to retain a valued executive or the number of shares then available for grant under one or more of the plans. The stock option holdings of an individual at the time of a grant are generally not considered in determining the size of a grant to that individual.

  Under the terms of the Corporation's 1995 and 1997 Restricted Stock Plans (the 1997 plan was approved by the Board of Directors in July 1997), the Corporation may award restricted stock to key employees as determined by the Committee. No set criteria are used to determine the amount of restricted stock awarded; however, the Committee's determination may be influenced with respect to the number of shares awarded by factors such as the respective officer's senior officer status, the promotion of an individual to a higher position, a desire to retain a valued executive, a desire to recognize a particular officer's contribution to the Corporation or the number of shares then available for award. In 1998, 120,000 shares of restricted stock were awarded.

  Section 162(m) of the Internal Revenue Code limits deductibility of certain compensation for the chief executive officer and the four other highest paid executive officers to $1,000,000 per year, unless certain requirements are met. The policy of the Corporation is generally to design its compensation plans and programs to ensure full deductibility. The Committee attempts to balance this policy with compensation programs designed to motivate management to maximize stockholder wealth. There are times when it is determined that the interests of the stockholders are best served by the implementation of compensation policies that do not restrict the Committee's ability to exercise its discretion in crafting compensation packages even though such policies may result in certain non-deductible compensation expenses.

  The Corporation's Stock Incentive Plans comply with Section 162(m); therefore, compensation recognized by the five highest paid executive officers under these plans will qualify for appropriate tax deductions. The Corporation's annual and long-term performance bonus plans and its Restricted Stock Plans do not meet all of the conditions for qualification under Section 162(m). Therefore, compensation received under these plans will be subject to the $1,000,000 deductibility limit.

                        COMPENSATION COMMITTEE MEMBERS

                        Jackson W. Smart, Jr.--Chairman

                     Robert H. Allen    Ralph D. DeNunzio
                     J.R. Hyde, III     Charles T. Manatt
                                 Paul S. Walsh

                                 May 31, 1998

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

  Pursuant to the provisions of the Corporation's Stock Incentive Plans, the Corporation has made interest-free demand loans to certain officers, fully secured by Common Stock of the Corporation, to assist them in exercising non-incentive stock options and paying any tax liability associated with such exercise. Such loans are repayable on demand or upon termination of employment for any reason. The following table shows the highest balance of such loans outstanding during the period June 1, 1997 through August 3, 1998 and the balance of such loans outstanding at August 3, 1998, for those executive officers with loan balances which exceeded $60,000.

                                                  HIGHEST BALANCE   BALANCE AT
EXECUTIVE OFFICER                                  DURING PERIOD  AUGUST 3, 1998
-----------------                                 --------------- --------------
Theodore L. Weise, President and Chief Executive
 Officer
 Federal Express Corporation...............            $355,373        $355,373

  The law firm of Waring Cox represented the Corporation during fiscal year 1998. Mr. Cox, a Director, is a named partner in that firm. The Corporation expects to utilize the services of this firm during fiscal year 1999. Mr. Mitchell, a Director, represented the Corporation pursuant to a retainer arrangement during fiscal 1998 for a fee of $100,000. Mr. Manatt, a Director, represented the Corporation pursuant to a retainer arrangement during fiscal 1998 for a fee of $100,000, and the Corporation has utilized the services of Manatt, Phelps & Phillips from time to time. The Corporation expects to utilize the services of Mr. Manatt and Mr. Mitchell during fiscal 1999.

                            STOCK PERFORMANCE GRAPH

  The Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The following graph shows changes over the past five fiscal years in the value of $100 invested on May 31, 1993 in: (1) the Corporation's Common Stock;
(2) the Standard & Poor's 500 Composite Index; and (3) the Standard & Poor's Transportation Index.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
          (FDX, S&P 500 COMPOSITE INDEX AND S&P TRANSPORTATION INDEX)




                             [Graph appears here]

                               1993   1994   1995   1996   1997   1998
-----------------------------------------------------------------------
  FDX                         100.00 156.12 122.19 156.38 213.78 261.73
-----------------------------------------------------------------------
  S & P 500 Composite Index   100.00 104.26 125.31 160.95 208.29 272.20
-----------------------------------------------------------------------
  S & P Transportation Index  100.00 104.04 109.71 143.56 171.88 194.49


  The total return assumes that all dividends were reinvested. No dividends were paid on the Corporation's Common Stock during the period.

                         CHANGE IN CONTROL ARRANGEMENT

  The Corporation's Stock Incentive Plans provide that in the event of a change in control each holder of an unexpired option under any of the plans has the right to exercise such option without regard to the date such option would first be exercisable, except that no option may be exercised less than six months from the date of grant. This right continues, with respect to holders whose employment with the Corporation terminates following a change in control, for a period of twelve months after such termination or until the option's expiration date, whichever is sooner. The instruments pursuant to which restricted stock is granted under the Corporation's Restricted Stock Plans provide that the restricted shares will be canceled and the Corporation will make a cash payment, in an amount determined under the plan, to each holder in the event of a change in control.

                        AMENDMENT TO THE CORPORATION'S
                           1997 STOCK INCENTIVE PLAN
                               (PROPOSAL NO. 2)

  The use of stock incentives to secure and retain key employees and directors of outstanding ability, to further identify the interests of employees and directors with the interests of the stockholders, to encourage greater stock ownership by, and to provide added incentive to, those individuals who carry a major part of the responsibility for the success of a business has been and remains important in American industry. In furtherance of these objectives, the Board of Directors recommended, and the stockholders of Federal Express Corporation approved in January 1998, a stock incentive plan (the "1997 Stock Incentive Plan"). The Board of Directors has adopted an amendment to the 1997 Stock Incentive Plan which provides for an annual automatic grant of stock options to Directors who are not also employees of the Corporation (the "Amendment"). The adoption of the Amendment is subject to approval thereof by the vote of the holders of a majority of the Common Stock represented and voting at the 1998 Annual Meeting. A copy of the Amendment is attached hereto as Exhibit A and the statements made in this Proxy Statement with respect to the Amendment are qualified by and subject to the more complete information set forth therein.

  The 1997 Stock Incentive Plan was very similar to a plan approved by the stockholders of Federal Express Corporation at the annual meeting of stockholders in September 1997 (the "September Plan"). The September Plan, while approved by the Federal Express Corporation stockholders, was discontinued by the Board of Directors of Federal Express Corporation because of the transaction in which Federal Express Corporation and Caliber System, Inc. became wholly-owned subsidiaries of the Corporation. The 1997 Stock Incentive Plan replaced the September Plan. The September Plan (but not the 1997 Stock Incentive Plan, again because of such transaction) contained a provision which was identical in all material respects to the Amendment. The Board of Directors of the Corporation has recommended that the stockholders of the Corporation, through the Amendment, restore the automatic grant of options to the Directors which was included in the September Plan but not included in the 1997 Stock Incentive Plan.

  The Amendment to the 1997 Stock Incentive Plan provides that each Director who is not also an employee of the Corporation and who remains in office immediately following each of, or is elected at one of, the five consecutive annual meetings beginning with the 1998 Annual Meeting will automatically be granted, immediately after the conclusion of each such annual meeting, an option to purchase shares of Common Stock. At the 1998 Annual Meeting, the option to Directors will be for 2,000 shares, and for the fiscal year 1999, 2000, 2001 and 2002 Annual Meetings, the option will be for 4,000 shares. If the Amendment is approved by the stockholders of the Corporation at the 1998 Annual Meeting, the Directors of the Corporation will be entitled to receive annually the same number of options that they had been entitled to receive as a result of the approval by the stockholders of Federal Express Corporation of the September Plan. The Amendment does not increase the annual number of options to be granted to Directors as previously approved by the stockholders, but it does extend the period during which such grants will be made for one additional year.

  Each person who is not also an employee of the Corporation and who is elected or appointed a Director during the five year period beginning with the 1998 Annual Meeting other than at an annual meeting will, upon such election or appointment, be granted an option to purchase shares of Common Stock. Currently there are 12 Directors eligible to receive automatic grants of options under the 1997 Stock Incentive Plan. The exercise price of options granted to Directors under the 1997 Stock Incentive Plan must be equal to the mean between the high and low prices of the Common Stock on the New York Stock Exchange on the date of grant of the option and, the right to exercise such options will vest one year from the date of the grant. On August 3, 1998, the closing price of the Corporation's Common Stock was $60.3125. The 1997 Stock Incentive Plan does not permit the repricing of options or the grant of discounted options.

  Unless otherwise determined by the committee administering the 1997 Stock Incentive Plan, the options may not be exercised later than ten years after the date of grant.

  Under current federal tax law, non-incentive stock options granted under the 1997 Stock Incentive Plan will not result in any taxable income to the optionee at the time of grant or any tax deduction to the Corporation. Upon the exercise of such option, the excess of the market value of the shares acquired over their cost is taxable to the optionee as income and is generally deductible by the Corporation. The optionee's tax basis for the shares is the market value thereof at the time of exercise.

  The Amendment also restores a provision to the "Amendments" paragraph of the 1997 Stock Incentive Plan which was included in the September Plan. This provision prohibits any amendments or modifications of the paragraph for automatic grants of options to Directors without the approval of the stockholders of the Corporation.

  The Amendment does not affect any other provisions of the 1997 Stock Incentive Plan. All other provisions of the 1997 Stock Incentive Plan will remain the same.

  For fiscal 1999, the amounts that may be received by the Directors as a group, assuming approval of the Amendment by the stockholders at the 1998 Annual Meeting, under the 1997 Stock Incentive Plan are set forth in the following table.

                               NEW PLAN BENEFITS

                                                   1997 STOCK INCENTIVE PLAN
                                                --------------------------------
NAME AND POSITION                               DOLLAR VALUE ($) NUMBER OF UNITS
-----------------                               ---------------- ---------------
Non-Executive Director Group...................        NA            24,000

  The amounts that may be received by the other participants under the 1997 Stock Incentive Plan are not included in the table because such amounts are not currently determinable.

  The affirmative vote of the holders of a majority of the Corporation's Common Stock represented in person or by proxy at the Annual Meeting is required for approval of the Amendment.

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                   AUDITORS
                               (PROPOSAL NO. 3)

  Arthur Andersen LLP has been the auditors for Federal Express Corporation since 1972 and the Corporation since its inception. Upon the recommendation of the Audit Committee, the Board of Directors has designated Arthur Andersen LLP to be the independent auditors of the Corporation for the fiscal year ending May 31, 1999. The Board of Directors will offer a resolution at the Annual Meeting to ratify this designation. It is anticipated that representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                    STOCKHOLDER PROPOSAL--DECLASSIFY BOARD
                               (PROPOSAL NO. 4)

  The Amalgamated Bank of New York LongView Collective Investment Fund, 11-15 Union Square, New York, New York 10003, the beneficial owner of 36,800 shares of Common Stock of the Corporation, has submitted the following proposal:

    RESOLVED, the stockholders of FDX Corporation request that the Board of Directors take the necessary steps in accordance with Delaware law to declassify the Board of Directors so that all directors are elected annually, such declassification to be carried out in a manner that does not affect the unexpired terms of directors previously elected.

PROPONENT'S STATEMENT IN SUPPORT

    The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. We believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of our Corporation and its stockholders.

    We therefore urge our fellow stockholders to support declassification of the FDX Corporation's Board. Last year, 42% of the voting shares were cast in favor of this declassification resolution.

    The FDX Corporation Board of Directors is divided into three classes serving staggered, three-year terms. Eliminating this classification system would require each director to stand for election annually and would give stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. We believe that electing directors in this manner is one of the best methods available to stockholders to ensure that the Corporation will be managed in a manner that is in the best interest of stockholders.

    A number of companies have declassified boards. We regard as unfounded the concern expressed by some that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders. In our view, in the unlikely event that stockholders do vote to replace all directors, such a decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

                   WE URGE YOU TO VOTE FOR THIS RESOLUTION!

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

  The Corporation's By-laws provide for the classification of the Board of Directors into three equal or nearly equal classes, each to serve for a term of three years, with one class being elected each year. The classified board of the Corporation is a continuation of a By-law provision adopted by the stockholders of Federal Express Corporation in 1989. When the Corporation became the holding company for Federal Express Corporation in January 1998, the provisions of Delaware law which governed the holding company formation required that the Certificate of Incorporation and By-laws of the Corporation be identical to those of Federal Express Corporation.

  The Board of Directors believes that the longer period of time required to elect a majority of a classified board of directors helps to assure the continuity and stability of the Corporation's management and policies in the future, because a majority of the Directors at any given time will have prior experience as Directors of the Corporation. Continuity and quality of leadership that results from the classified board create long-term value for the stockholders.

  The Board of Directors believes a classified board reduces the possibility of a sudden and surprise change in majority control of the Board of Directors. The Board of Directors also believes a classified board has the effect of impeding disruptive and inequitable tactics that are relatively common corporate takeover practices. In the event of a hostile takeover attempt, the Board of Directors believes the fact that approximately two-thirds of the Board members have tenure for more than a year would encourage a person seeking to gain control of the Corporation to initiate arms-length discussions with management and the Board of Directors, who are in a position to negotiate a transaction that is most favorable to the Corporation and the stockholders.

  For these reasons, the Board of Directors continues to believe that the Corporation's classified board promotes the best interests of the stockholders.

  If approved, this proposal would serve as a recommendation to the Board of Directors to take the necessary steps to eliminate the classified board. Such steps would, if taken, include repealing the classified board provisions in the Corporation's By-laws which requires the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors. Therefore, stockholders owning 20% plus one share could defeat a proposal to amend the Corporation's By-laws to declassify the Board. Frederick W. Smith and the other Directors and executive officers of the Corporation own beneficially approximately 7% of the outstanding shares of the Corporation. This group together with approximately 13% of the other stockholders could defeat such a proposal. Last year, prior to the formation of the Corporation, the proponent submitted the same proposal to declassify the Board of Directors at the annual meeting of the stockholders of Federal Express Corporation. At that meeting approximately 58% of the votes cast voted against the proposal. The size of this vote would have been substantially more than sufficient to defeat a proposal to formally amend the Corporation's By-law provision to eliminate its classified Board of Directors.

  If the stockholder proposal is properly presented at the meeting, the affirmative vote of the holders of a majority of the Corporation's Common Stock represented in person or by proxy at the Annual Meeting is required for adoption of the resolution.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS PROPOSAL.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under the securities laws of the United States, the Corporation's Directors and executive officers are required to report their initial ownership of the Corporation's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Commission and the Corporation is required to disclose in this Proxy Statement any late filings or failure to file. Mr. Manatt made a late filing of a Form 4 because of a failure to file one Form 4 involving one transaction in the Corporation's Common Stock.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the Corporation's 1999 Annual Meeting of Stockholders must be received by the Corporation on or prior to April 20, 1999 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the 1999 Annual Meeting of Stockholders. If proposals of stockholders intended to be presented at the Corporation's 1999 Annual Meeting are received by the Corporation after July 5, 1999, the proxy to be solicited by the Board of Directors for the 1999 Annual Meeting of Stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 1999 Annual Meeting, without any discussion of the proposal in the proxy statement for such meeting.

                                OTHER BUSINESS

  The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                                          By order of the Board of Directors,

                                          /s/ Kenneth R. Masterson
                                          KENNETH R. MASTERSON
                                                Secretary

                                                                      EXHIBIT A

                       AMENDMENT TO THE FDX CORPORATION
                           1997 STOCK INCENTIVE PLAN

[7. AUTOMATIC GRANT OF OPTIONS TO DIRECTORS

  Notwithstanding any other provision of the Plan, the grant of options hereunder to directors who are not also employees of the Corporation shall be subject to the following terms and conditions:

    (a) Immediately following each of the five consecutive Annual Meetings of the Stockholders of the Corporation beginning with the 1998 Annual Meeting, each director of the Corporation who is then incumbent and is not also an employee of the Corporation shall be granted a non-incentive stock option to purchase 2,000 shares, for the fiscal year 1998 Annual Meeting, and 4,000 shares, for the fiscal year 1999, 2000, 2001, and 2002 Annual Meetings, of the Common Stock of the Corporation.

    (b) If a person who is not also an employee of the Corporation is elected or appointed a director other than at an Annual Meeting, such person shall thereupon be granted a non-incentive stock option to purchase 4,000 shares, if elected or appointed after the 1998 Annual Meeting but before the 1999, 2000, 2001 or 2002 Annual Meetings, of the Common Stock of the Corporation.

    (c) Each option granted to directors under this paragraph 7 shall be exercisable at an exercise price equal to 100% of the fair market value of the price of the Common Stock on the date of the grant, as determined in accordance with the second sentence of paragraph 6(a) hereof.

    (d) Each option granted to directors under this paragraph 7 shall be exercisable on and after the first anniversary of the date of grant.

    (e) Unless otherwise provided in the Plan, all provisions with respect to the terms of non-incentive stock options hereunder shall be applicable to stock options granted to directors.

    (f) The automatic grants described in this paragraph 7 shall constitute the only grants under the Plan permitted to be made to directors who are not also employees of the Corporation.]

                                     * * *

16. AMENDMENTS

  The Board of Directors may discontinue the Plan and the Committee may amend the Plan from time to time, but no amendment, alteration or discontinuation shall be made which, without the approval of the stockholders, would:

    [(d) Amend or modify paragraph 7 of the Plan.]

  New language is [bracketed].

                                     # # #

PROXY

                                FDX CORPORATION
     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION
           FOR THE ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 28, 1998

The undersigned hereby constitutes and appoints KENNETH R. MASTERSON and ALAN
B. GRAF, JR., and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and to vote all of the shares of stock of the undersigned in FDX Corporation at the Annual Meeting of Stockholders of said Corporation to be held at the Memphis Marriott, 2625 Thousand Oaks Boulevard, Memphis, Tennessee on Monday, September 28, 1998, and at any adjournments thereof, on Items 1 through 4 as specified on the reverse side hereof (with discretionary authority under Item 1 to vote for a new nominee if any nominee has become unavailable) and on such other matters as may properly come before said meeting. This card also constitutes voting instructions for any shares held for the undersigned in any employee benefit plan of FDX Corporation or its subsidiaries.

ELECTION OF CLASS III DIRECTORS. NOMINEES:            COMMENTS

(1) Judith L. Estrin                 ------------------------------------------
(2) Philip Greer                     ------------------------------------------
(3) J.R. Hyde, III                   ------------------------------------------
(4) Frederick W. Smith               ------------------------------------------
                                     (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING            SEE REVERSE
THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED               SIDE
NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE
WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. MR.
MASTERSON AND MR. GRAF CANNOT VOTE YOUR SHARES UNLESS
YOU SIGN AND RETURN THIS CARD OR VOTE THROUGH THE
INTERNET OR THE TELEPHONE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                              FOLD AND DETACH HERE


                         1998 ANNUAL MEETING GUIDELINES

   In the interest of an orderly and constructive meeting, the following guidelines will apply for FDX Corporation's Annual Meeting of Stockholders.

  1. The business of the meeting is set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated August 13, 1998 and will be published in the Program for the meeting. If you do not return your proxy or vote through the Internet or the telephone prior to the meeting you may sign, date and hand your proxy card to the Inspector of Election or any of the individuals at the registration table. If you wish to change your vote or vote by ballot, a ballot will be distributed to you during the meeting.

  2. If you wish to comment on any of the proposals which will be voted on at the meeting or ask an appropriate question about the business of the Corporation at the end of the meeting, please register your intention to do so on the sign-up sheet at the registration table.

  3. Please register your attendance at the meeting on the sign-up sheet at the registration table. Briefcases, purses and parcels may be examined or searched before you are admitted to the meeting. No signs, placards, banners or similar materials may be brought into the meeting.

  4. The use of cameras or sound recording equipment of any kind is prohibited, except those employed by the Corporation to provide a record of the proceedings.

  5. Time has been reserved at the end of the meeting for stockholder questions that relate to the business of the Corporation. After you have registered and at the appropriate time, please go to the microphone, state your name and confirm that you are a stockholder or employee before asking your question. Please direct all comments or questions to the Chairman. Comments or questions from the floor are limited to two minutes to provide an opportunity for as many stockholders as possible.

  6. Personal grievances or claims are not appropriate subjects for the meeting.

  7. The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise.

 Voting results announced by the Inspector of Election at the meeting are preliminary. Final results will be included in the summary of the results of the meeting included in the Corporation's first quarter Report on Form 10-Q.

[X]  Please mark your                                              2743
     votes as in this
     example.


  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE CLASS III DIRECTORS, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 THROUGH 3.

1. Election of Class III Directors.                        FOR       WITHHELD
For, except vote withheld from the following nominee(s):   [_]          [_]

2. Approval of Amendment to 1997 Stock Incentive Plan

     FOR   AGAINST   ABSTAIN
     [_]     [_]       [_]


3. Approval of Independent Accountants

     FOR   AGAINST   ABSTAIN
     [_]     [_]       [_]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4.

4. Stockholder proposal--declassify board.

     FOR   AGAINST   ABSTAIN
     [_]     [_]       [_]


                            I request my name be disclosed with my    [_]
                            vote and comments, if any.

                            Comments on reverse side                  [_]





SIGNATURE(S) ____________________________________________________ DATE_________
THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY ADJOURNMENTS THEREOF. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS CARD. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
   FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL



                                FDX CORPORATION

Dear Stockholder:

FDX Corporation encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares through the Internet or the telephone you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1. To vote over the Internet:
   . Log on to the Internet and go to the Web site HTTP://WWW.VOTE-BY-
     NET.COM

2. To vote over the telephone:
   . On a touch-tone telephone call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, 7 days a week

Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

IF YOU CHOOSE TO VOTE YOUR SHARES THROUGH THE INTERNET OR THE TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.